Exhibit 10.15

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”) is entered into as of this      day of May, 2012, by and between BMR-530 FAIRVIEW AVENUE LLC, a Delaware limited liability company (“Landlord”), and NANOSTRING TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of October 19, 2007 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of May 21, 2009 (the “First Amendment”), that certain Second Amendment to Lease dated as of June 16, 2010 (the “Second Amendment”) and that certain Third Amendment to Lease dated as of February 4, 2011 (the “Third Amendment,” and together with the Original Lease, First Amendment and Second Amendment, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 530 Fairview Avenue in Seattle, Washington (the “Building”);

B. WHEREAS, the “Premises” currently consist of approximately twenty-eight thousand five hundred sixty-seven (28,567) square feet of Rentable Area, comprised of the following spaces: (i) approximately seventeen thousand seven hundred fifty-six (17,756) square feet of Rentable Area, which is the entire second (2nd) floor of the Building (the “Original Premises”), (ii) storage rooms 107 and 109 which are located on the first (1st) floor of the building (the “Storage Rooms”), but the square footage of such Storage Rooms is not included in the Rentable Area of the Premises, and (iii) approximately ten thousand eight hundred eleven (10,811) square feet of Rentable Area located on the third (3rd) floor of the Building (the “3rd Floor Premises Phase 1”);

C. WHEREAS, Tenant has leased additional space from Landlord which shall be included as part of the “Premises” but the term of which has not yet commenced: (i) approximately four thousand twenty-eight (4,028) square feet of Rentable Area located on the third (3rd) floor of the Building (the “3rd Floor Premises Phase 2”), the term of which shall commence on August 12, 2012 and (ii) approximately three thousand six hundred seventy-three (3,673) square feet of Rentable Area located on the third (3rd) floor of the Building (the 443rd Floor Premises Phase 3”), the term of which shall commence on February 12, 2013. The 3rd Floor Premises Phase 1, the 3rd Floor Premises Phase 2 and the 3rd Floor Premises Phase 3 are collectively referred to as the “3rd Floor Premises”;

D. WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant approximately six hundred seventeen (617) square feet of space located in the basement of the Building, as shown on Exhibit A attached hereto (the “Basement Storage Premises”); and

E. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

BMR form dated 10/12/11

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Fourth Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Fourth Amendment, is referred to herein as the “Amended Lease.”

2. Lease of Basement Storage Premises. Effective on Basement Storage Premises Commencement Date (defined below), Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Basement Storage Premises for use by Tenant in accordance with the Permitted Use for the Storage Rooms portion of the Premises (defined in the Original Lease) and other terms and conditions of the Amended Lease. From and after the Basement Storage Premises Commencement Date, the “Premises” as defined in the Amended Lease, shall include the Basement Storage Premises.

3. Possession and Term.

(a) Landlord shall use commercially reasonable efforts to tender possession of the Basement Storage Premises to Tenant on August 1, 2012 (the “Estimated Basement Storage Premises Commencement Date”), with the work required of Landlord described on Exhibit B (the “Landlord Work”) Substantially Complete (as defined in the Original Lease). Tenant agrees that in the event such work is not Substantially Complete on or before the Estimated Basement Storage Premises Commencement Date for any reason, then (a) the Amended Lease shall not be void or voidable, (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom and (c) Tenant shall not be responsible for the payment of any Basic Annual Rent until the actual Basement Storage Premises Commencement Date as described in Section 3(b) occurs. Notwithstanding anything in the Amended Lease to the contrary, Landlord’s obligation to timely achieve Substantial Completion shall be subject to extension on a day-for-day basis as a result of Force Majeure (as defined in the Original Lease).

(b) The “Basement Storage Premises Commencement Date” shall be the later of (i) the Estimated Basement Storage Premises Commencement Date and (ii) the day Landlord tenders possession of the Basement Storage Premises to Tenant with the Landlord Work Substantially Complete. If possession is delayed by action of Tenant, then the Basement Storage Premises Commencement Date shall be the date that the Basement Storage Premises Commencement Date would have occurred but for such delay. Tenant shall execute and deliver to Landlord written acknowledgment of the actual Basement Storage Premises Commencement Date and the Term Expiration Date within ten (10) days after Tenant takes occupancy of the Basement Storage Premises, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Basement Storage Premises Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Base Storage Premises required for the Permitted Use by Tenant (if applicable) shall not serve to extend the Basement Storage Premises Commencement Date.

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(c) The Term with respect to the Basement Storage Premises shall expire on the Term Expiration Date, i.e. August 11, 2016, subject to Tenant’s option to extend granted pursuant to Article 42 of the Original Lease.

(d) Landlord and Tenant intend to include the Basement Storage Premises within the definition of “Premises,” but intend that Tenant will occupy the Basement Storage Premises without paying a share of Operating Expenses allocated to the Basement Storage Premises. As such, the Basement Storage Premises shall be excluded from the Rentable Area (as defined in the Lease) of the Premises for purposes of determining Tenant’s Pro Rata Share (as defined in the Lease) of the Building, and the numbers and percentages set forth in the chart in Section 4 below have been calculated on that basis.

4. Pro Rata Share. The parties hereby acknowledge that when Landlord made a reconciliation measurement of the Original Premises pursuant to the Second Amendment, Landlord also made a reconciliation measurement of the Building. Accordingly, the parties acknowledge and agree that the Building contains ninety-six thousand one hundred eighty-eight (96,188) square feet of Rentable Area. In addition, the chart set forth in Section 2.2 of the Original Lease is hereby modified as follows on the dates set forth below:

As of the Following Dates	Definition or Provision	Means the Following
August 12, 2011	Approximate Rentable Area of Premises	28,567 square feet
	Approximate Rentable Area of the Building	96,188 square feet
	Approximate Tenant’s Pro Rata Share of Building	29.70%
August 12, 2012	Approximate Rentable Area of Premises	32,595 square feet
	Approximate Rentable Area of the Building	96,188 square feet
	Approximate Tenant’s Pro Rata Share of Building	33.89%
February 12, 2013	Approximate Rentable Area of Premises	36,268 square feet
	Approximate Rentable Area of the Building	96,188 square feet
	Approximate Tenant’s Pro Rata Share of Building	37.71%

5. Basement Storage Premises Basic Annual Rent. Commencing on the Basement Storage Premises Commencement Date, the initial annual Basic Annual Rent per square foot of Rentable Area for the Basement Storage Premises shall be Eighteen and 00/100 Dollars ($18.00). Basic Annual Rent for the Basement Storage Premises shall increase by three percent (3%) on each annual anniversary of the Basement Storage Premises Commencement Date during the Term.

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6. Condition of Premises. Tenant acknowledges that (a) it is fully familiar with the condition of the Basement Storage Premises and, notwithstanding anything contained in the Amended Lease to the contrary, agrees to take the same in its condition “as is” as of the Basement Storage Premises Commencement Date, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Basement Storage Premises for Tenant’s occupancy or to pay for any improvements to the Basement Storage Premises, except as may be expressly provided in the Amended Lease or as part of the Landlord Work.

7. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Fourth Amendment and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

8. No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

9. Effect of Amendment. Except as modified by this Fourth Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Fourth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Fourth Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Fourth Amendment.

10. Miscellaneous. This Fourth Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Fourth Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

11. Counterparts. This Fourth Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Fourth Amendment.

LANDLORD:

BMR-530 FAIRVIEW AVENUE LLC, a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

NANOSTRING TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Wayne Burns
Name:	Wayne Burns
Title:	CFO

NOTARIZATION (required in the State of Washington)

STATE OF WASHINGTON         )

          : SS.

COUNTY OF King         )

I certify that I know or have satisfactory evidence that Wayne Burns is the person who appeared before me, and s/he acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the Chief Financial Officer of NanoString Technologies, a corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

Dated this 28 day of May, 2012

/s/ Susan R Van Den Ameele
[Signature of Notary]

Susan R Van Den Ameele
[Print Name of Notary]

Notary Public in and for the State of Washington, residing at Seattle.

My commission expires: 21 September 2015.

ACKNOWLEDGMENT

State of California

County of San Diego)

On May 31, 2012 before me,	Kristen M. White, Notary Public
(insert name and title of the officer)

personally appeared Kevin M. Simonsen, Vice President, Real Estate Counsel, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.
Signature /s/ Kristen M. White	(Seal)

EXHIBIT A

BASEMENT STORAGE PREMISES

See attached.

A
B
C
D
E
F
G
H
J
1
2
3
4
5
6
Building Common Area
22'-6"
Nanostring Premises
Novo Nordisk Premises

530 Fairview Avenue North, Seattle, WA
Basement Level
Nanostring Expansion
22 March 2012

EXHIBIT B

LANDLORD WORK

•	Build out of storage room

•	Provide and install one (1) door/frame/hardware package

•	Provide and install drywall, taping and paint for walls in the storage room

•	Provide and install lights and motion sensor for the room area.

•	Two (2) electrical outlets

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EXHIBIT C

ACKNOWLEDGEMENT OF BASEMENT STORAGE PREMISES

COMMENCEMENT DATE AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF BASE STORAGE PREMISES COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [            , 20[    ], with reference to that certain Fourth Amendment to Lease dated as of May     , 2012 (the “Fourth Amendment”), which Fourth Amendment amends that certain Lease dated as of October 19, 2007, as amended by that certain First Amendment to Lease dated as of May 21, 2009, that certain Second Amendment to Lease dated as of June 16, 2010 and that certain Third Amendment to Lease dated as of February 4, 2011 (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Amended Lease”), by NANOSTRING TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), in favor of BMR-530 FAIRVIEW AVENUE LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1. Tenant accepted possession of the Basement Storage Premises on [

2. The Basement Storage Premises are in good order, condition and repair.

3. The Landlord Work is Substantially Complete.

4. All conditions of the Amended Lease to be performed by Landlord as a condition to the full effectiveness of the Amended Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Basement Storage Premises.

5. In accordance with the provisions of Section 3 of the Fourth Amendment, the Term Commencement Date for the Basement Storage Premises is [            ], 20[    ], and, unless the Amended Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be August 11, 2016.

6. Tenant commenced occupancy of the Basement Storage Premises for the Permitted Use on [            ], 20[    ].

7. The Amended Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Basement Storage Premises[, except [            ]].

8. Tenant has no existing defenses against the enforcement of the Amended Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

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9. The obligation to pay Rent with respect to the Basement Storage Premises is presently in effect and all Rent obligations on the part of Tenant under the Amended Lease with respect to the Basement Storage Premises commenced to accrue on [            ], 20[    ], with Basic Annual Rent for the Basement Storage Premises payable on the dates and amounts set forth in the chart below:

Dates	Approximate Square Feet	Base Rent per Square Foot	Monthly Base Rent	Annual Base Rent
[ ]/E ]/[ ]- [ ]/E ]/[ ]	617	$18.00 annually	$925.50	$11,106.00

10. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Amended Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

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IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Basement Storage Premises Commencement Date and Term Expiration Date as of the date first written above.

TENANT:

NANOSTRING TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Title:

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